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                                                                   Exhibit 10.80



                              CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT ("Agreement") is dated to be effective this 18 day of April, 2001 ("Effective Date"), by and between INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Florida corporation, and its subsidiaries and affiliates (collectively, the "Company") whose address is 360 Central Avenue, St. Petersburg, Florida 33701, and CHRISTOPHER P. BREAKIRON ("Breakiron") whose address is 2415 Pelham Road North, St. Petersburg, FL 33710.

WHEREAS, the Company is engaged in the business of soliciting, servicing and administering insurance accounts and risks throughout the United States;

WHEREAS, the Company's business requires secrecy in connection with certain aspects of its business, and for the proper protection of the Company, it is absolutely necessary and essential (which necessity Breakiron expressly recognizes) confidential and proprietary matters be kept secret and confidential as goodwill belonging to the Company;

NOW, THEREFORE, the Company and Breakiron, in consideration of the covenants and agreements contained herein, and in further consideration of the benefits and advantages flowing from each to the other, covenant and agree as follows:

 I.      CONSULTATION SERVICES

         The Company hereby employs Breakiron to perform the following services in accordance with the terms and conditions set forth in this
         Agreement:

         A. Breakiron will consult with the officers and employees of the Company concerning matters relative to the general operations of the Company.

         B. Given the nature of the position that Breakiron will occupy, Breakiron will report to David Howard, President of Company.


II.      TIME DEVOTED BY BREAKIRON

         Breakiron shall devote as much time as he deems reasonably necessary for the workload as it exists from time to time. Notwithstanding the foregoing, Breakiron shall be scheduled to work a minimum of thirty
         (30) hours per week.

III.     TERMS OF EMPLOYMENT

         A. During the term of this Agreement, Company will pay Breakiron the sum of ELEVEN THOUSAND FIVE HUNDRED AND THIRTY EIGHT 46/100 DOLLARS ($11,538.46), which shall be payable in two equal bi-weekly installments of FIVE THOUSAND SEVEN HUNDRED AND SIXTY NINE AND 23/100 DOLLARS ($5,769.23) with the first payment due on the 4th day of May, 2001.

         B. With the exception of paid time off (PTO), Breakiron shall be provided the same benefits and on the same basis as other employees of the Company including, but not limited to, the 401(k) plan, life insurance, disability insurance and health insurance.

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         C.       Breakiron recognizes and acknowledges that the list of the
                  Company's customers, trade secrets, data processing systems, computer software, computer programs, or other systems, data, methods, or procedures developed or used by the Company, as they may exist from time to time, are valuable, special and unique assets of the Company's business. Breakiron will not, during the term of his employment without the prior written consent of the Company, which consent may be arbitrarily withheld, and except to the extent necessary to accomplish assignments on behalf of the Company in which Breakiron is, at any given time during the term of Breakiron's tenure with the Company, currently and actively engaged, possess, transmit, copy, reproduce, or disclose the list of the Company's customers or any part thereof or any of the Company's present or future trade secrets, or any data processing systems, computer software, computer programs or other systems, data, methods, or procedures to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, nor will Breakiron assist anyone else to do so. In the event of a breach or threatened breach by Breakiron of the provisions hereof, the Company shall be entitled to an injunction restraining Breakiron from disclosing, in whole or in part, the list of the Company's customers or the Company's trade secrets, or from rendering any services to any person, firm, corporation, association, or other entity to whom such list or such trade secrets, in whole or in part, has been disclosed or is threatened to be disclosed and requiring the return to the Company of all copies of customer lists, manuals, data, software, computer programs, or written procedures in the possession of Breakiron. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Breakiron. The existence of any claim or cause of action of Breakiron against the Company shall not constitute a defense to the enforcement by the Company of this covenant. No failure of the Company to exercise any right given hereunder shall be taken or construed as a waiver of its right to seek any remedies by reason of any past, present, or future breaches of the Agreement on the part of Breakiron.

IV.      COMPANY PROPERTY

         Breakiron shall be responsible for any and all technical data, books, equipment, or other company property which may come into his possession by reason of this Agreement. In the event this Agreement is terminated for any reason whatsoever, Breakiron shall immediately turn in to the Company and account for all such equipment and property which may be in the possession of Breakiron at such termination.

V.       TERM

         The term of this Agreement shall commence as of the 18 day of April, 2001 and shall continue thereafter up to and including the 15 day of May, 2001.


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VI.      SEVERABILITY

         All agreements and covenants contained herein are severable and in the event any of them shall be held to be illegal, invalid or unenforceable by any Court of competent jurisdiction, this Agreement shall be interpreted as if such illegal, invalid, or unenforceable agreements or covenants were not contained herein.

VII.     ARBITRATION OF DISPUTES:

         A. The parties agree that any dispute about the validity, interpretation, effect or alleged violations of this Agreement ("Arbitrable Dispute") between Breakiron and Company, must be submitted to final and binding arbitration in Tampa, Florida before an experienced employment arbitrator licensed to practice law in Florida and selected in accordance with the Employment Dispute Rules of the American Arbitration Association. The arbitrator may not modify or change this Agreement in any way.

         B. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitration, cost of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid in equal shares by Breakiron and Company. The party losing the arbitration shall reimburse the party who prevailed for all expenses the prevailing party paid pursuant to the preceding two sentences.

         C. Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. The arbitrator's decision or award shall be fully enforceable and subject to an entry of judgment by a court of competent jurisdiction. Should Breakiron or Company attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Section, the responding party shall be entitled to recover from the initiating party all damages, expenses and attorneys' fees incurred as a result and the responding party shall be entitled to the return of any payments that party made under this Agreement.

VIII.    LAW APPLICABLE

         This Agreement, and performance under its terms, shall be governed in all respects by the law of Florida except its law concerning choice of laws.

IX.      ENTIRE AGREEMENT

         This Agreement and the Release and Separation Agreement entered into simultaneously herewith expresses the whole and entire agreement between the parties with reference to Breakiron's arrangement and supersedes all prior agreements and understandings between Breakiron and the Company. These agreements cannot be modified or changed by any verbal agreement, nor shall any written modification be binding on the Company until such written modification shall have been approved in writing by the President and the Board of Directors of the Company.


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X.       NON-WAIVER OF RIGHTS

         All of the rights of the Company and Breakiron hereunder shall be cumulative and not alternative. A waiver or indulgence on the part of the Company or Breakiron of any rights or entitlements hereunder shall not be construed as a waiver of any other rights or entitlements hereunder by either the Company or Breakiron. In the event that a breach occurs or that a breach is alleged, the injured party shall give the breaching party written notice of his/its intention to terminate this Agreement. The notice shall specify the nature of the breach and shall give the breaching party fifteen (15) days to cure said breach. If the breach is not cured within the time allowed, this Agreement shall automatically terminate without further notice and the injured party may pursue any and all legal remedies available.

XI.      MISCELLANEOUS PROVISIONS

         The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of the Company. Singular and masculine pronouns shall include plural, feminine, and artificial persons and entities whenever the context permits.

XII.     HEADINGS

         All paragraph headings are for reference purposes only and are not intended to alter the meaning or interpretation of any provision.

XIII.    BREAKIRON'S ACKNOWLEDGMENT

         Breakiron has been given reasonable time to study this Agreement, and has consulted with his lawyer concerning the terms of this Agreement. Breakiron acknowledges that he executes this Agreement freely and voluntarily, solely because he already fully and carefully considered the Agreement before signing it.


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IN WITNESS WHEREOF, the parties hereto have executed this agreement as of 12th day of April 2001.


"BREAKIRON"

/s/ Chris P. Breakiron
------------------------------------------
Chris P. Breakiron



SWORN TO AND SUBSCRIBED BEFORE ME THIS 12th DAY OF APRIL, 2001.

/s/ Gail T. Basile
------------------------------------------            [NOTARY SEAL]
Notary Public

My Commission Expires: April 12, 2004



COMPANY

INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

By: /s/ D. M. Howard
   ---------------------------------------
        D. M. Howard

Title:  President/CEO
      ------------------------------------


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